                                   NEWS

FOR IMMEDIATE RELEASE	CONTACT:	Jim Floody
954 761 2216
November 6, 2008

BUTLER APPOINTS INDUSTRY VETERAN SR VICE PRESIDENT OF FINANCE

Ft. Lauderdale, FL . . . Butler International, Inc. (PK:BUTL) announced today the appointment and return to Butler of Gerald P. Simone as the Registrant’s Senior Vice President of Finance and Accounting. Mr. Simone, age 48, held the financial position of Vice President-Business Services of Butler from 1995 to 2001. Since 2001, Mr. Simone held financial positions at various large corporations, including at Comsys, Citi Mortgage and Hudson Global Resources, where he served as Controller/VP – North American operations. Mr. Simone is a CPA and received his MBA from Washington University in St. Louis.

Butler also announced that Mark Koscinski, previously Chief Financial Officer, assumed the title of Senior Vice President of Corporate Development.

About Butler International

Butler International, Inc. is a leading provider of TechOutsourcing services, helping customers worldwide increase performance and savings. Butler’s global services model provides clients with onsite, offsite, or offshore service delivery options customized appropriately to their unique objectives. During its 62-year history of providing services, Butler has served many prestigious companies in industries including aircraft, aerospace, defense, telecommunications, financial services, heavy equipment, manufacturing, and more. If you would like to find out more about Butler’s value-added global services, visit us on the web at http://www.butler.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature as such it is based upon certain assumptions and is subject to various risks and uncertainties, which may not be controllable by the Company. To the extent that these assumptions prove to be incorrect, or should any of these risks or uncertainties materialize, the actual results may vary materially from those that were anticipated.

Mindpower for a Changing World

World Headquarters

New River Center, 200 E. Las Olas Blvd.

Ft. Lauderdale, FL 33301

www.butler.com